EXHIBIT 5(a)

        OPINION OF COUNSEL REGARDING LEGALITY AND CONSENT OF COUNSEL


                       LETTERHEAD OF PEPE & HAZARD LLP


                                                      March 25, 2003


Farmstead Telephone Group, Inc.
22 Prestige Park Circle
East Hartford, CT 06108

Re: Registration Statement on Form S-8 in connection with the registration of 1,300,000 shares (the "Shares") of common stock, $0.001 par value (the "Common Stock") of Farmstead Telephone Group, Inc. to be issued under the Farmstead Telephone Group, Inc. 2002 Stock Option Plan (the "Plan")

Ladies and Gentlemen:

In connection with the preparation of the above-referenced Registration Statement (the "Registration Statement"), which is being filed concurrently herewith by Farmstead Telephone Group, Inc., a Delaware corporation (the "Corporation"), you have asked us to provide you this opinion letter pursuant to Item 8 of Form S-8 and in accordance with subsection (b)(5) of
Item 601 of Regulation S-K promulgated by the Securities and Exchange
Commission.

In connection with this opinion, we have examined and relied upon, without further investigation, the following in connection with rendering the opinions expressed herein: (a) the Plan; (b) the Registration Statement, and (c) such other documents, certificates, records, and oral statements of public officials and the officers of the Corporation as we deemed necessary for the purpose of rendering the opinions expressed herein.

In our examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies or by facsimile or electronic mail, and the authenticity of the originals from which such copies, facsimiles, or electronic transmissions were made. In our examination of documents executed by persons, legal or natural, other than the Corporation, we have assumed that such persons had the power, corporate or otherwise, to enter into and perform all obligations thereunder and that such documents are valid and binding.

Based upon and subject to our examination described herein and the assumptions, exceptions, qualifications, and limitations set forth herein, we are of the opinion that the Shares to be issued under the Plan will, when issued pursuant to and in accordance with the Plan and upon receipt by the Corporation of the consideration therefor, be validly issued, fully paid, and non-assessable. The foregoing opinion is limited to shares that are originally issued under the Plan.


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Farmstead Telephone Group, Inc.
March 25, 2003
Page 2


This opinion letter is limited to the specific legal issues that it expressly addresses, and no opinion may be inferred or implied beyond the matters expressly set forth herein. We express no opinion as to the law of any jurisdiction other than the General Corporation Law of the State of Delaware, as amended. We are not admitted to the Delaware Bar. In expressing our opinions set forth herein, we have reviewed and relied upon, without further investigation, such laws as published in generally available sources.

We consent to the filing of this opinion letter, or a reproduction thereof, as an exhibit to the Registration Statement. In giving such consent, however, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated by the Securities and Exchange Commission thereunder.

This opinion letter is rendered on the date set forth above, and we have no continuing obligation hereunder to inform you of changes in the applicable law or the facts after such date or facts of which we have become aware after the date hereof, even though such changes or facts could affect our opinions expressed herein.


                                       Very truly yours,

                                       PEPE & HAZARD LLP

                                       By: /s/ Walter W. Simmers
                                       Walter W. Simmers
                                       A Partner